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                                 April 29, 1998



Mr. Paul H. Berger
Outlook Sports Technology, Inc.
4400 North Federal Highway
Suite 410
Boca Raton, FL  33431

         Re:      Consulting Agreement

Dear Mr. Berger:

         This letter is to confirm the engagement of Argent Securities, Inc. ("Argent") by Outlook Sports Technology, Inc., formerly known as Hippo, Inc. (the "Company), which was agreed upon and effective January 23, 1998, for purposes of providing on a nonexclusive basis, financial and investor advisor services as more detailed herein in consideration for the fee and compensation described below.

         The Company agrees to provide Argent such information, historical financial data, projections, proformas, business plans and other information in the possession of the Company which Argent may reasonably require to complete the duties set forth herein. It is expressly understood that the responsibility for the accuracy of such information will be that of the Company and that to the best knowledge and belief of the Company any information provided to Argent will not contain any untrue statement and will not omit or misstate any material fact. The Company authorized Argent to use such information and documents in connection with the services to be provided as described below. Argent shall preserve the confidentiality of such information and documents and return all information, materials and documents to the Company upon expiration of this agreement.

         Argent will furnish ongoing advisory and management consulting services on behalf of the Company including, without limitations, providing operational and strategic advice and direction and development of a business plan. The Company hereby engages Argent to provide the services as described herein. Such services will generally include advice to and consulting with the company's management concerning marketing surveys, investor profile information, and expanding its products and/or services. Argent will also provide additional services to the Company, including assisting in the preparation and format of due diligence meetings and attendance at conventions and trade shows. Further, Argent shall make introductions of officers of the Company to investment bankers, investment brokers, broker dealers, analysts, and other consultants and advisors who Argent believes to be in the best interest of the Company for purposes of completing its business plan.


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Mr. Paul H. Berger
April 29, 1998
Page 2



         The term of this Agreement shall be for a period of Two (2) years from the date of commencement, January 23, 1998.

         The Company further agrees to issue to Argent 125,000 (post-split as of January 30, 1998) shares of common stock in lieu of the fees of $12,500.

         If the Company decides to terminate Argent without cause, the Company shall give 10 days written notice of termination to Argent. If terminated, Argent shall not be required to perform any additional services as outlined in this agreement and all shares of common stock issued pursuant to this agreement shall be earned.

         If the company terminates Argent for cause, as defined herein, or if Argent resigns, a number of shares of common stock issued to Argent shall be returned to the Company based on a percentage of the number of months remaining under the agreement bears to twenty-four (24) months (the term of the agreement).

         Cause shall be defined as a violation of any of the rules and regulations of any commission, exchange or governing body that regulates the activities of Argent resulting in Argent's being barred from the industry or a willful or wanton disregard of Argent's obligations under this agreement so as to constitute gross negligence so as to rise to a breach of fiduciary duty.

         The Company represents and warrants that it has provided Argent access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects (the "Disclosure Documents"). The Company represents that it will continue to provide Argent with any information or documentation necessary to verify the accuracy of the information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents and will promptly notify Argent upon the filing of any registration statement or other periodic reporting documents filed pursuant to the rules and regulations of the Securities Act of 1933 or the Securities Exchange Act of 1934.

         Any dispute, controversy or claim arising between the Company and Argent arising out of or related to this Agreement or breach thereof, shall be settled by arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association then in effect and conducted in the city of Atlanta, county of Fulton and state of Georgia. Any award made by ;arbitrators shall be binding and conclusive for all purposes thereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company or Argent and other persons substantially involved in common question of fact or law whose presence is required if complete relief is to be afforded in arbitration. The cost and expenses of such


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Mr. Paul H. Berger
April 29, 1998
Page 3


arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorneys' fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided for herein.

         The Company further agrees to reimburse Argent for all reasonable out of pocket expenses to include travel, printing, and mailing cost which Argent may incur as a result of services which it performs under this Agreement, provided however, that any particular item of expense in excess of $1,000 shall require the prior approval of the President of the Company before the expense is incurred. Argent shall submit expense statements to the Company on a monthly basis and the Company shall reimburse such expenses promptly thereafter.

         The Company agrees to indemnify and hold Argent and its directors, officers, employees and assigns harmless against any and all losses, claims, costs, damages or liabilities (including the reasonable fees and expenses of counsel in connection with investigating, defending or settling any actions or claim caused by the statements or omissions to state set forth below, to which any of them may become subject arising in any manner out of or in connection with the rendering of services by Argent hereunder or otherwise in connection with this letter agreement, in so far as such losses, claims, costs, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the information furnished by the Company to Argent in accordance herewith or any omission or alleged omission to state therein the material fact required to be stated therein or necessary to make the statements therein not misleading.

         Argent agrees to indemnity and hold the Company and its directors, officers, employees, agents and assigns harmless to the same extent as the foregoing indemnity (including the reasonable fees and expenses of counsel) from the Company to Argent but only with reference to written information furnished by Argent to the Company concerning itself or its business specifically for use in the preparation of the documentation contemplated by this letter of agreement. Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action with respect to which indemnity may be sought hereunder, the indemnified party shall notify the indemnifying party in writing and the indemnifying party shall be entitled to assume any defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf or such indemnified party or parties. Upon assumption of the defense of such action by the indemnifying party in connection with the defense thereof unless (a) the indemnifying party shall fail to assume the defense and employ counsel, (b) the employment of counsel for the indemnified party at the expense of the indemnifying party has been specifically authorized in writing by the indemnifying party, or (c) the indemnified party shall


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Mr. Paul H. Berger
April 29, 1998
Page 4

have employed separate counsel in connection with the assertion of legal defenses in connection with the proviso to the preceding sentence, it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys for the indemnified parties. Any indemnifying party shall not be liable for any settlement of any action effected without the written consent of such indemnifying party.

         If the foregoing is in accordance with your understanding, kindly confirm your acceptance and agreement by signing and returning the enclosed duplicate of this letter which will thereupon constitute an agreement between us.

Yours very truly,

ARGENT SECURITIES, INC.


By: /s/ Illegible Signature
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Accepted and Approved this 29th
day of April, 1998.


By: /s/ Illegible Signature
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